                                                                   Exhibit 10.22

NEITHER THIS CONVERTIBLE DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS UNLESS INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

                      CLASS B SECURED CONVERTIBLE DEBENTURE
                      -------------------------------------

                                                               December 31, 2001

          FOR VALUE RECEIVED, Integrated Business Systems and Services, Inc., a South Carolina corporation (the "Company"), promises to pay to the order of IBSS Class B Investors, a Michigan co-partnership, whose address is c/o Seyburn, Kahn, Ginn, Bess and Serlin, P.C., 2000 Town Center, Suite 1500, Southfield, Michigan 48075, Attention: Bruce H. Seyburn, Esq. ("Payee"; Payee and any subsequent holder(s) hereof are individually and collectively referred to as the "Holder"), the sum of Two Million Thirty Three Thousand Three Hundred Ninety Nine and 00/100 Dollars ($2,033,399), together with interest thereon, all as hereinafter provided.

          1. Issue. This Debenture is a duly authorized issue of the Company
             -----
(the "Debenture") in the aggregate principal amount of $2,033,399.

          2. Interest and Principal Payments and Prepayments.
             -----------------------------------------------

          2.1 Principal. The outstanding principal amount hereunder shall be
              ---------
paid on the earlier to occur of: (i) January 1, 2004 ; and, (ii) the date of the closing of a Liquidity Event (as and to the extent defined below) (the "Maturity Date").

          In the event the Company obtains further investor funding after the completion of the sale by the Company of the series of Class A and Class B Debentures substantially in the form hereof (the "Completion Date") (whether in exchange for promissory notes, convertible debentures, warrants, equity securities or instruments of any nature whatsoever) (a "Liquidity Event"), promptly following the closing of such Liquidity Event, the Company shall pay to all Holders of the Company's Class A Secured Convertible Debentures (the "Class A Debenture holders") and all holders of the Company's Class B Secured Convertible Debentures (the "Class B Debenture holders") (pro rata within each Class of Debenture in accord with the relative principal amounts of each Debenture, and in priority as between the Class A Secured Convertible Debentures and Class B Secured Convertible Debentures as set forth in an Inter-Creditor Agreement of even date herewith) the following amounts:

          (a) Out of the first One Million ($1,000,000) Dollars of such funding (computed on a cumulative basis, taking into account all rounds of funding completed after the Completion Date f), zero (0%) percent shall be paid to the Class A and Class B Debenture holders;

          (b) Out of the second One Million Dollars (i.e., between $1 million and $2 million) of such funding (computed on a cumulative basis, taking into account all rounds of funding completed after the Completion Date), an aggregate thirty (30%) percent shall be paid to the Class A and Class B Debenture holders, and applied against the accrued but unpaid interest and the unpaid principal hereof;

          (c) Out of the third One Million Dollars (i.e., between $2 million and $3 million) (computed on a cumulative basis, taking into account all rounds of funding completed after the Completion
               Date), an aggregate forty (40%) percent shall be paid to the Class A and Class B Debenture holders, and applied against the accrued but unpaid interest and the unpaid principal hereof; and,

          (d) Out of all funding in excess of Three Million Dollars (computed on a cumulative basis, taking into account all rounds of funding completed after the Completion Date), an aggregate fifty (50%) percent shall be paid to the Class A and Class B Debenture holders, and applied against the accrued but unpaid interest and the unpaid principal hereof.

          2.2 Interest. From the date hereof to and including the date that this
              --------
Debenture is paid in full, the unpaid principal amount of this Debenture shall bear simple interest at a rate per annum equal to the Interest Rate (defined below), with such rate computed based on a year of 360 days; provided, however, that during any period of default hereunder, the foregoing rate shall be increased to twenty-two percent (22.0%). Interest on the unpaid principal amount of this Debenture shall accrue from the date hereof and be payable in arrears on January 1, 2003, and on the Maturity Date.

               Interest Rate. The Interest Rate under this Debenture shall be
               -------------
equal to nine percent (9%) per annum during the first ninety (90) days after the date hereof. During each consecutive ninety-day interval thereafter, the Interest Rate shall increase by one (1.00) percentage point (e.g., during the second ninety-day period hereunder, interest shall accrue at 10.0% per annum, during the third ninety-day period hereunder interest shall accrue at 11.0% per annum, etc.). Notwithstanding anything herein to the contrary, the Interest Rate shall not exceed twenty-two percent (22.0%) per annum (the default rate of interest).

               Notwithstanding the foregoing escalation in the Interest Rate if no default or Event of Default has occurred hereunder, and if the outstanding principal balance hereof and the accrued and unpaid interest thereon is paid in full on or before January 1, 2003, the Interest Rate under this Debenture shall be equal to nine (9.0%) percent per annum.

          2.3 Payment in U.S. Dollars. All payments of principal and interest
              -----------------------
shall be made in lawful money of the United States of America except as provided in Section 4 and shall be made to Holder at Holder's address set forth in
Section 9.2 or at such other place as Holder may designate to the Company in writing.

          2.4 Maximum Rate of Interest. Regardless of any other provision of
              ------------------------
this Debenture or in any documents otherwise relating hereto, no Holder of this Debenture shall ever be entitled to receive, collect or apply as interest on the principal of this Debenture any amount in excess of the maximum rate of interest allowable under applicable law, and if any Holder ever receives, collects or applies as interest hereon any such excess, such amount that would be excessive interest shall be deemed as partial prepayment of principal and shall be treated as such, and if the principal is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether the interest paid or payable on the principal outstanding under this Debenture exceeds the maximum rate of interest allowable under applicable law, the Company and Holder shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided, that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum rate of interest allowable under applicable law, Holder shall either apply or refund to the Company the amount of such excess as herein provided, and in such event, Holder shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum rate of interest allowable under applicable law.

          2.5 Prepayment. This Debenture may be prepaid prior to maturity, in
              ----------
whole but not in part, at the election of the Company without the prior written consent of Holder, but only upon sixty (60) days prior written notice ("Prepayment Notice") to Holder (during which period Holder may exercise the conversion rights set forth herein).

     If Holder waives its conversion rights in writing (or fails to exercise the same within sixty (60) days following the Prepayment Notice), then Holder shall retain all amounts tendered with the Prepayment Notice (such amounts to be applied against amounts due under this Debenture); if Holder exercises its conversion rights within said sixty-day period following the Prepayment Notice, Holder may use a portion of the amounts tendered to pay the Conversion Price, and shall apply the balance, if any, of the amount tendered toward payment of this Debenture.

          3. Lost, Stolen, Destroyed or Mutilated Debenture. Upon receipt of
             ----------------------------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture bearing interest at the rate set forth herein of like tenor and unpaid principal amount of this Debenture so lost, stolen, destroyed or mutilated.

          4. Conversion of Debenture, Conversion Procedure, Reservation of
             -------------------------------------------------------------
Shares and Taxes.
----------------

          4.1 (a) Conversion Into Shares. Subject to the provisions of Section
                  ----------------------
2.5, Holder shall have the right, at such Holder's option, to convert all or part of the then outstanding principal amount of this Debenture, into shares of the Company's common stock, no par value per share (the "Common Stock"), at the conversion price equal to the lesser of: (i) of One Dollar ($1.00) per share or
(ii) 50% multiplied by the average daily closing quote for the Common Stock (averaged over the thirty (30) day period prior to conversion); in case an adjustment of such conversion price has taken place pursuant to the provisions of Sections 4.4 and 4.5, then at the conversion price as last adjusted (referred to herein as the "Conversion Price").

               (b) Conversion Into Royalty. Subject to the provisions of Section
                   -----------------------
2.5, Holder shall have the right, in lieu of the conversion rights set forth in
Section 4.1(a) hereinabove, at such Holder's option, to convert all of the then outstanding principal amount of this Debenture into a right to receive a quarterly royalty payment (the "Royalty") from the Company.

                    (i) The Royalty shall be equal to two percent (2.0%) (the "Applicable Percentage")of the gross income of the Company for each $500,000 in outstanding principal that is converted hereunder (e.g., if $750,000 of this Debenture is converted, the Applicable Percentage is 3.0%, if $100,000 is converted, the Applicable Percentage is 1.0%). Gross income as used herein shall mean all income of the Company from whatever source derived including, but not limited to, income and/or gain from services, commissions, licenses, royalty arrangements, consulting arrangements, patent, trademark, or copyright assignments, the sale of goods, the sale of assets or other property, dividends and interest.

                    (ii) The Royalty shall be computed and paid to Holder on a quarterly basis for a period of three (3) years from the date of conversion. The Royalty shall be due and payable on April 15, July 15, October 15 and January 15 for the previous calendar quarter (or partial calendar quarter for the initial and final quarters). In the event payment is not timely made, in addition to being a default hereunder, the Applicable Percentage shall double for the period covered by the late payment, and shall remain doubled for subsequent periods, until such time as the Royalty is again current.

                    (iii) The Company hereby covenants and agrees that it will keep proper books of account in a manner satisfactory to Holder, and will make timely filings of its Forms 10-QSB. Such statements shall accurately report the true condition of the Company for each fiscal quarter and shall be filed with the Securities and Exchange Commission.

                    (iv) The Company authorizes the Holder to inspect the Company's books, records and papers at any time and the Holder shall have the right to make copies and abstracts thereof. Holder may audit such books and records for the purpose of confirming that the correct amount of Royalty has been paid. The Company shall be entitled to demand that Holder execute an appropriate confidentiality agreement with the Company as a pre-condition to such inspection.

                    (v) In the event the Company is sold (or merged), either via a sale of a majority of its stock or substantially all of its assets, the Company may redeem the Royalty by paying to Holder in cash an amount equal to two times the principal amount converted into the Royalty. In the event of such a sale (or merger), or a default by the Company of any term governing the Royalty herein, in addition to any other remedies, Holder may, at its election, require the Company to redeem the Royalty for such amount.

                    (vi) The Royalty shall be assignable by the Holder without approval by the Company but shall not be assignable by the Company.

          4.2 Conversion Procedure. In order to convert this Debenture into
              --------------------
shares of Common Stock as provided in Section 4.1(a) or into the Royalty set forth in 4.1(b), Holder shall surrender this Debenture, at or prior to the Maturity Date, to the Company at the office of the Company designated pursuant to Section 9.2 at any time during usual business hours, together with written notice (hereinafter referred to as "Conversion Notice" or "Royalty Conversion Notice"), that Holder elects to convert this Debenture into such Common Stock or Royalty in accordance with the provisions of this Section 4, and specifying the name or names in which the shares of Common Stock issuable upon such conversion shall be registered, or to whom the Royalty shall be paid, together with the addresses and social security or federal tax identification numbers of the persons so named, and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the registered Holder's attorney duly authorized in writing.

          4.3 Issuance of Common Stock Upon Conversion. As promptly as
              ----------------------------------------
practicable after the surrender, as herein provided, of this Debenture for conversion and the receipt of the Conversion Notice relating thereto, the Company shall deliver or cause to be delivered to or upon the written order of the Holder of this Debenture so surrendered a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which this Debenture was converted in accordance with the provisions of this Section 4. Subject to the following provisions of this Section 4.3, such conversion shall be deemed to have been made as of the date of the Conversion Notice, the person or persons entitled to receive the shares of Common Stock upon conversion of this Debenture shall be treated for all purposes as having become the record holder or holders of such shares be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time. If the date of the Conversion Notice shall not be a business day, then such conversion shall be in effect on the next preceding business day. All accrued but unpaid interest to the date of conversion shall be paid in cash as soon as practical following the conversion of this Debenture.

          4.4(a) Adjustment for Subdivisions and Certain Dividends and
                 -----------------------------------------------------
Distributions. If the Company shall at any time (i) make subdivision of shares
-------------
of Common Stock outstanding or (ii) pay a dividend or make a distribution in shares of Common Stock, the Conversion Price in effect immediately prior to such action shall be proportionately decreased, and in case the Company shall at any time reduce the number of shares of Common Stock outstanding, by combination or otherwise, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment made pursuant to this Section 4.4(a) shall, in the case of a subdivision or combination, become effective as of the effective date thereof, and shall, in the case of a dividend or distribution, become effective as of the close of business of the record date for the determination of shareholders entitled thereto.

          (b) Adjustment for Other Dividends and Distributions. In the event the
              ------------------------------------------------
Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder of this

Debenture shall receive upon conversion of this Debenture the amount of securities of the Company that it would have received had this Debenture been converted into Common Stock on the date of such event and had hereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by it as aforesaid during such period, giving application to all other adjustments called for during such period under this Section 4.4 with respect to the rights of the Holder of this Debenture.

          (c) Adjustment for Reorganizations, Reclassifications and Other
              -----------------------------------------------------------
Changes. If the Common Stock issuable upon the conversion of this Debenture
-------
shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a merger, consolidation or sale of assets as provided in Section 4.4(d) below, or a subdivision or combination of shares or stock dividend provided for in Section 4.4(a) above, or a reorganization provided for in Section 4.4(d) below), then and in each such event the Holder of this Debenture shall have the right thereafter to convert this Debenture into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which this Debenture might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (d) Adjustment for Mergers, Considerations or Sales of Assets. If at
              ---------------------------------------------------------
any time or from time to time there shall be a capital reorganization of the Company's capital stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4.4) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder of this Debenture shall thereafter be entitled to receive upon conversion of this Debenture, the number of shares of stock or other securities of property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of that number of shares of Common Stock deliverable upon conversion of this Debenture would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.4 with respect to the rights of the Holder of this Debenture after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4.4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Debenture) shall be applicable after that event as nearly equivalent as may be practicable.

          (e) Adjustment for Sales Below Conversion Price. For purposes of this
              -------------------------------------------
Section 4.4(e), "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed issued by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, excluding (i) shares of Common Stock issued upon conversion of this Debenture; and (ii) up to 4,882,776 shares of Common Stock (as adjusted for all stock dividends, stock splits, subdivisions and combinations) issued to employees, officers, directors, consultants or other persons performing services for the Company (if so issued solely because of any such person's status as an officer, director, employee, consultant or other person performing services for the Company and not as part of any offering of the Company's securities) pursuant to any warrant, stock option plan, stock purchase plan, management incentive plan, consulting agreement or arrangement or other contract or undertaking approved by the Board.

          (1) If at any time or from time to time the Company shall issue or sell Additional Shares of Common Stock, other than pursuant to Sections 4.4(a),
(b), (c) or (d) above, for a consideration per share less than the then existing Conversion Price, then and in each case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying the existing Conversion Price by a fraction
(A) the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (y) the number of shares of Common Stock that the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of such Additional Shares of Common Stock so issued.

          (2) For the purpose of making any adjustment in the Conversion Price or number of shares of Common Stock purchasable on conversion of this Debenture as provided above, the consideration received by the Company for any issue or sale of securities shall:

               (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, concessions or compensation paid or allowed by the Company in connection with such issue or sale;

               (B) to the extent it consists of services or property other than cash, be computed at the fair value of such services or property as determined in good faith by the Board; and

               (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined), or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

          (3) For the purpose of the adjustment provided in Section 4.4(e)(1), if the Company shall issue any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities"), then, in each case, if the Effective Price (as hereinafter defined) of such rights, options or Convertible Securities shall be less than the then existing Conversion Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such options or rights, the minimum amounts of consideration, if any, payable to the Company upon exercise or conversion of such options or rights. For purposes of the foregoing, "Effective Price" shall mean the quotient determined by dividing the total of all such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options, or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights and options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted plus the consideration, if any, actually received by the Company on the conversion of such Convertible Securities.

          (4) For the purpose of the adjustment provided for in Section 4.4(e)(1), if the Company shall issue any rights or options for the purchase of Convertible Securities, then in each such case, if the Effective Price thereof is less than the existing Conversion Price, the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the
Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the conversion of such Convertible Securities. For the purposes of the foregoing, "Effective Price" shall mean the quotient determined by dividing the total amount of such consideration by such maximum number of Additional Shares of Common Stock. No further adjustment of such Conversion Price adjusted upon the issuance of such rights or options shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section 4.4(e)(3) for the readjustment of such Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities, shall apply mutatis mutandis to the
                                                     ------- --------
rights, options and Convertible Securities referred to in this Section
4.4(e)(4).

          4.5 Accountant's Certificate as to Adjustments. In the case of any
              ------------------------------------------
adjustment or readjustment in the Conversion Price in accordance with Section 4.4, the Company at its expense will promptly cause independent certified public accountants of recognized standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of this Debenture and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Conversion Price in effect and number of shares of Common Stock for which this Debenture was convertible immediately prior to such issue or sale and as each is adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such certificate to Holder.

          4.6 Fractional Share Payment. No fractional shares or script
              ------------------------
representing fractional shares shall be issued upon the conversion of this Debenture and if the conversion of this Debenture results in a fraction, in lieu of any such fractional share the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

          4.7 Reservation of Common Stock Issuable Upon Exercise of Debenture.
              ---------------------------------------------------------------
The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Debenture as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Debenture. As a condition precedent to the taking of any action that would cause an adjustment to the Conversion Price, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient in order that it may validly and legally issue the shares of its Common Stock issuable upon conversion of this Debenture based upon such adjusted Conversion Price. The Company covenants that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable.

          4.8 Taxes. The issuance of certificates for shares of Common Stock
              -----
upon the conversion of this Debenture shall be made without charge to the converting Holder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder of this Debenture; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in the name other than that of the Holder of this Debenture converted, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have establish to the satisfaction of the Company that such tax has been paid.

          4.9 Covenant Against Short Sales. Holder acknowledges that on the date
              ----------------------------
hereof and at no time since Holder's execution of any subscription or other document contemplating the purchase of this Debenture, Holder has not held or caused to be held, directly or indirectly, a "short" position in the Common Stock, and Holder agrees that, during the Restricted Period, Holder will not (directly or indirectly through any other person or entity) hold or maintain a short position in or undertake a short sale of any of the Company's equity securities or equity-linked securities. The Restricted Period shall begin on the date of this Debenture and shall continue so long as this Debenture remains in effect (and, if this Debenture is converted under Section 4.1(a), then during the period which ends sixty (60) days after the earlier of: (i) the effectiveness of a Registration Statement as to the shares of Common Stock into which this Debenture has been converted, or, (ii) the Registration Deadline.

          5. Registration Rights, Procedure; Indemnification. The Company shall
             -----------------------------------------------
within sixty (60) days following delivery of a Conversion Notice prepare and file at its expense with all applicable federal, state and stock exchange authorities, and use its best efforts to cause to become effective as soon as possible (but in any event within six months after its filing) (the "Registration Deadline"), a registration statement with respect to the Common Stock issuable by the Company in connection with the conversion of this Debenture such that, upon conversion by the Holder of this Debenture, Holder shall receive shares of Common Stock in the Company which shall be immediately freely tradable on the Nasdaq Stock Market or the Over-the-Counter Bulletin Board.. At its expense, the Company will keep such registration effective for so long as Holder holds shares of Common Stock (or, if earlier, until such time as Holder may sell all of its stock in a single transaction on the Nasdaq Stock Market or the Over-the-Counter Bulletin Board without registration pursuant to Rule 144 of the Securities Act of 1933). The Company shall indemnify the Holder against any losses, claims, damages or expenses (including reasonable attorney fees) arising out of any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company pursuant to this Debenture (except for erroneous information supplied to the Company by Holder).

          6. [ Reserved ]
               --------

          7. Reporting Requirements. Prior to the exercise or expiration of the
             ----------------------
right to convert this Debenture, to the extent the following documents and/or information is not, at the times indicated below (including any extension of such times as permitted under the regulations of the Securities and Exchange Commission), available publicly through the Internet or through the EDGAR filing system accessible through the Securities and Exchange Commission's web site at (http://www.sec.gov), the Company shall furnish to the Holder:
 ------------------

               (a) Within 45 days after the end of each of the first three calendar quarterly accounting periods in each fiscal year of the Company unaudited consolidated income statements of the Company and its subsidiaries for each such quarterly period and for the six-month and nine-month periods, as applicable, from the beginning of the applicable fiscal year to the end of the applicable calendar quarter, and a consolidated balance sheet of the Company and its subsidiaries as of the end of each such quarterly period, setting forth in each case comparisons to the corresponding period(s) in the preceding fiscal year, all such statements having been prepared in accordance with generally accepted accounting principles, consistently applied; and, to the extent requested by Holder, comparisons in each case to the Company's quarterly budget for the corresponding quarterly period; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until Holder has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

               (b) Within 90 days after the end of each fiscal year of the Company, consolidated statements of income and changes in financial position of the Company and its subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied; and accompanied by (i) a copy of the opinion received by the Company from an independent accounting firm of recognized standing acceptable to Holder, (ii) to the extent requested by Holder, a certificate from such accounting firm, addressed to the Company's board of directors, stating that in the course of its examination nothing came to its attention that caused it to believe that there was any default by the Company or any of its subsidiaries in the fulfillment of or compliance with any of the terms, covenants, provisions or conditions of any material agreement to which the Company or any such subsidiary is a party or, if such accountants have reason to believe any such default by the Company or any such subsidiary exists, a certificate specifying the nature and period of existence thereof, (iii) to the extent requested by Holder, a copy of such firm's annual management letter to the board of directors; and (iv) to the extent requested by Holder, comparisons of the Company's statements of income to the Company's annual budget for the corresponding annual period; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until Holder; has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

               (c) Promptly following receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations and financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

               (d) At least 30 days but not more than 90 days prior to the end of each fiscal year of the Company, to the extent requested by Holder, an annual budget prepared on a monthly basis for the Company and its subsidiaries for the succeeding fiscal year (displaying anticipated statements of income and balance sheets), and promptly upon preparation thereof any other significant budgets which the Company prepares and any revisions of such annual or other budgets; provided, however, that where the Company or its counsel reasonably deems such budget information to constitute material non-public information under applicable federal or state securities laws, then the Company shall have no obligation to deliver such budget information hereunder unless and until Holder has executed such confidentiality and public trading lock-up agreements as shall be deemed satisfactory to the Company and its legal counsel.

               (e) Within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of the Company's securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.

               (f) With reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any person entitled to receive information under this Section 7 may reasonably request.

               (g) Accompanying the financial statements referred to in subparagraph (a) above, to the extent requested by Holder, an Officer's Certificate from the Chief Financial Officer of the Company stating that neither the Company nor any of its subsidiaries is in default under any of its other material agreements or, if any such default exists, specifying the nature and period of existence thereof, and what actions the Company and its subsidiaries have taken and propose to take with respect thereto.

     Each of the financial statements referred to in subparagraph (a) and (b) above will be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments.

     The Company shall permit Holder, or agents thereof, at any reasonable time and from time to time to examine and make copies of and extracts from the records and books of account of, and visit the properties of, the Company and any of its subsidiaries, and to discuss the affairs, finances, and accounts of the Company and any of the subsidiaries with any of their officers or directors and independent accountants. Holder's rights under this sub-paragraph shall be conditioned upon the prior execution by Holder and delivery to the Company of an appropriate confidentiality and public trading lock-up agreement with the Company.

          8. Defaults. The following events are hereby defined as "Defaults" for
             --------
all purposes of this Debenture (whatever the reason for the occurrence thereof and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, order or decree of any court or any order, rule or regulation of any governmental or administrative body):

               (a) The Company shall fail to pay any amount (whether principal or interest) when due under this Debenture and such failure continues for fifteen (15) days after the due date;

               (b) The Company shall fail to perform or observe any of the other covenants or agreements contained in this Debenture and such failure shall not have been remedied or cured within thirty (30) days after written notice thereof, requesting the same to be remedied, shall have been received by the Company from Holder;

               (c) The Company shall institute proceedings for an order for relief, or shall consent to the institution of such a proceeding against it, or shall file a petition or consent seeking reorganization or arrangement under, the federal bankruptcy laws, or shall consent to the appointment of a receiver or trustee or assignee in bankruptcy of it or its property, or shall make an assignment for the benefit of creditors, or shall cease to operate in the ordinary course of its business; or

               (d) An involuntary order for relief under the federal bankruptcy laws shall have been entered or a decree or order of a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization of the Company under the federal bankruptcy laws or any other similar applicable Federal or state laws, and such decree or order shall have continued undischarged or unstayed for a period of ninety (90) days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or trustee or assignee in bankruptcy or insolvency of the Company or of substantially all of the property of the Company or for the sequestration of substantially all of the property of the Company, or for the winding up or liquidation in insolvency or bankruptcy of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of ninety (90) days.

               (e) The Company commits a default under the Investment Agreement between the parties executed contemporaneously herewith.

          If one or more Defaults shall have occurred and be continuing, Holder may at Holder's option by written notice to the Company declare all outstanding principal and accrued interest under this Debenture to be due and payable, and upon such declaration this Debenture shall thereupon become forthwith due and payable, together with interest accrued hereon. Upon such declaration, Holder may thereupon proceed to protect and enforce its rights either by suit in equity or by action of law or by other appropriate proceedings, whether for specific performance of any covenant or agreement contained herein or proceed to enforce the payment of this Debenture or to enforce any other legal or equitable right of Holder.

          9. Security. This Debenture is secured by, and the Company hereby
             --------
grants to Holder, a lien on the Company's accounts receivable (whether now owned or hereafter acquired) and Synapse software (together with all documentation, user manuals and user codes attributable thereto), as more fully described in the Security Agreement between the parties of even date herewith. Company hereby authorizes Holder to file a UCC-1 Financing Statement with all appropriate government office(s) in order to perfect this security interest, and shall enter into a Security Agreement with Holder contemporaneously herewith. Holder agrees to subordinate its lien in Company's accounts receivable to the lien of any current or future institutional lenders (or comparable business entities) providing loans to the Company, and upon request Payee shall sign and deliver to such lenders subordination agreements in a form satisfactory to such lenders. In addition, Payee agrees to enter into intercreditor agreements with the holders of other secured debentures issued by the Company, to the effect that such other debenture holders shall have equal priority with Holder in the Company's accounts receivable (now owned or hereafter acquired) and Synapse software (together with all documentation, user manuals and user codes attributable thereto) utilized to secure such other debenture holders' indebtedness.

          10. Miscellaneous.
              -------------

          10.1 Amendment. The Company may amend or supplement this Debenture
               ---------
only with the written consent of Holder. Holder may waive (either generally or in a particular instance and either retroactively or prospectively) compliance by the Company with any provision of this Debenture.

          10.2 Assignment; Notices. Without the prior written consent of the
               -------------------
Company, Holder may not sell, assign, negotiate or otherwise transfer, in whole or in part, this Debenture, or grant any participation or other right or interest in, any or all of his rights hereunder. Any purported sale, assignment, negotiation or other transfer of this Debenture by Holder shall be null and void and of no force or effect whatsoever.

               (i)  If to Holder, to Holder at Holder's address shown above.

               (ii) If to the Company to:

                    Integrated Business Systems and Services, Inc.
                    Suite 228, 115 Atrium Way
                    Columbia, South Carolina 29223
                    Attention: Chief Financial Officer and General Counsel

               (iii) If to any other holder other than Payee, to such address as may have been designated with the foregoing.

The Company or Holder may designate a different address by notice given in accordance with the foregoing.

          10.3 Collection Fees. In the event this Debenture is placed in the
               ---------------
hands of an attorney for collection or for enforcement, the Company agrees to pay all reasonable attorneys' fees incurred by Holder (based on regular billing rates and time actually spent) and all court and other reasonable costs of any good faith collection efforts.

          10.4 Liability of Affiliates. A parent corporation, subsidiary,
               -----------------------
affiliate, director, officer, employee or other shareholder, as such, of the Company shall not have liability for any obligations of the Company under this Debenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting this Debenture waives and releases all such liability.

          10.5 Governing Law. This Debenture and the rights and obligations of
               -------------
the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan (without regard to principles of conflicts of laws) and applicable Federal law.

          11. Consent to Jurisdiction. The Company hereby irrevocably submits to
              -----------------------
the jurisdiction of the state courts of the State of Michigan and any United States federal court sitting in the State of Michigan in any action or proceeding arising out of or relating to this Debenture or any other agreement or transaction contemplated hereby, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such state or federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company hereby irrevocably consents to the service of any and all process in any such action or proceeding at its address set forth on the first page hereof or any place of business of the Company in the State of Michigan. Nothing in this Section shall affect the right of the holder of this Debenture to serve legal process in any other manner permitted by law or affect the right of the holder to bring any action or proceeding against the other party or its property in courts of any other jurisdictions.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in its corporate name by the undersigned officer, thereunto duly authorized, to be effective as of the date first set forth above.

                    INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.


                    By: /s/ GEORGE E. MENDENHALL
                        ------------------------------
                    George E. Mendenhall
                    Chief Executive Officer

Accepted and Agreed by Holder effective as of the date first set forth above:


--------------------------------
Holder


--------------------------------
Signature (if individual)


If Holder is an entity:


By:
    ----------------------------

Its:
     ---------------------------